UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                        Date of Report (Date of earliest
                                event reported):

                                January 26, 2005

                                TriCo Bancshares
             (Exact name of registrant as specified in its charter)

       California                   0-10661                   94-2792841
------------------------        ---------------          --------------------
     (State or other         (Commission File No.)         (I.R.S. Employer
     jurisdiction of                                      Identification No.)
incorporation or organization)

                 63 Constitution Drive, Chico, California 95973
--------------------------------------------------------------------------------
              (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:(530) 898-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


Item 2.02:  Results of Operations and Financial Condition
---------------------------------------------------------

On January 26, 2005 TriCo Bancshares announced their quarterly earnings for the period ended December 31, 2004. A copy of the press release is attached as
Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01: Exhibits
-------------------

        99.1     Press release dated January 26, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            TRICO BANCSHARES

Date:  January 26, 2005       By:  /s/ Thomas J. Reddish
                                   --------------------------------------
                                   Thomas J. Reddish, Executive Vice
                                   President and Chief Financial Officer
                                   (Principal Financial and Accounting
                                   Officer)


INDEX TO EXHIBITS

Exhibit No.                Description
-----------                --------------------------------------------

    99.1                   Press release dated January 26, 2005

PRESS RELEASE                                     Contact:   Thomas J. Reddish
For Immediate Release                             Executive Vice President & CFO
                                                  (530) 898-0300


         TRICO BANCSHARES ANNOUNCES RECORD ANNUAL AND QUARTERLY EARNINGS
                     FOR THE PERIODS ENDED DECEMBER 31, 2004

CHICO, Calif. - (January 26, 2005) - TriCo Bancshares (NASDAQ: TCBK), parent company of Tri Counties Bank, today announced record annual earnings of $20,182,000 for the year ended December 31, 2004. This represents a 19.5% increase when compared with earnings of $16,888,000 for the year ended December 31, 2003. Diluted earnings per share for the year ended December 31, 2004 increased 15.9% to $1.24 from $1.07 for the year ended December 31, 2003. Total assets of the Company increased $157 million (10.7%) to $1.626 billion at December 31, 2004 versus $1.469 billion at December 31, 2003. Total loans of the Company increased $192 million (19.6%) to $1.173 billion at December 31, 2004 versus $981 million at December 31, 2003. Total deposits of the Company increased $112 million (9.1%) to $1.349 billion at December 31, 2004 versus $1.237 billion at December 31, 2003.

Net income for the quarter ended December 31, 2004 increased 14.4% to $5,355,000 from $4,683,000 in the quarter ended December 31, 2003. Diluted earnings per share increased 13.8% to $0.33 in the quarter ended December 31, 2004 from $0.29 in the quarter ended December 31, 2003.

Richard Smith, President and Chief Executive Officer commented, "We are very pleased with the results TriCo achieved during the quarter and year ended December 31, 2004. During this time of considerable uncertainty about the economy, interest rates, and increased regulatory and compliance requirements, our team members were able to achieve record financial results for our Company. Almost all aspects of the Company's performance were strong in 2004 including very strong loan growth while maintaining strong credit quality. Our net interest margin remained well above our peers, and our operating efficiency continued to improve."

The increase in earnings for the quarter ended December 31, 2004 over the year-ago quarter was due to a $1,543,000 (9.0%) increase in net interest income to $18,673,000, and a $500,000 decrease in provision for loan loss to $300,000, which were partially offset by a $873,000 (6.0%) increase in noninterest expense to $15,332,000. The increase in net interest income was due to the loan growth noted above, which was partially offset by a decrease in fully tax-equivalent net interest margin to 5.28% during the quarter ended December 31, 2004 versus 5.41% in the year-ago quarter. The $500,000 decrease in provision for loan loss was mainly due to the high credit quality of the loan portfolio and its continued improvement. The $873,000 increase in noninterest expense was mainly due to a $524,000 (6.8%) increase in salaries and benefits expense to $8,265,000 as a result of regular salary increases, incentive compensation related to the loan and deposit growth noted above, and the opening of branches in Folsom, Turlock and Woodland in December 2003, April 2004, and November 2004, respectively, and a $336,000 (5.3%) increase in other noninterest expenses to $6,724,000.

Mr. Smith continued, "We plan to continue to differentiate ourselves from the competition by offering high levels of service and convenience to our markets with more branch locations, and extended weekday, weekend and holiday hours. In February 2005, we expect to open our forty-sixth and newest branch inside the Raley's supermarket at 765 South Highway 65 in Lincoln, California. We currently anticipate that we will continue to grow within the Central Valley of California by maximizing revenue growth and new customer opportunities within this region. As always, we remain focused on shareholder value which we measure primarily through earnings per share and growth in earnings per share."

As previously announced on March 11, 2004, the Board of Directors of TriCo Bancshares approved a two-for-one stock split of its common stock at its meeting held on March 11, 2004. The stock split was effected in the form of a stock dividend and provided each stockholder of record at the close of business on April 9, 2004 one additional share for every share of TriCo common stock held on that date. Shares resulting from the split were distributed on April 30, 2004. As of December 31, 2004, the Company had 15,723,317 common shares outstanding. All per share amounts for prior periods have been restated to reflect the stock split.

As of January 26, 2004, the Company had purchased 222,600 shares of its common stock under its stock repurchase plan announced on July 31, 2003 and amended on April 9, 2004, which leaves 277,400 shares available for repurchase under the plan.

In addition to the historical information contained herein, this press release contains certain forward-looking statements. The reader of this press release should understand that all such forward-looking statements are subject to various uncertainties and risks that could affect their outcome. The Company's actual results could differ materially from those suggested by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, variances in the actual versus projected growth in assets, return on assets, loan losses, expenses, rates charged on loans and earned on securities investments, rates paid on deposits, competition effects, fee and other noninterest income earned as well as other factors. This entire press release should be read to put such forward-looking statements in context and to gain a more complete understanding of the uncertainties and risks involved in the Company's business.

TriCo Bancshares and Tri Counties Bank are headquartered in Chico, California. Tri Counties Bank has a 29-year history in the banking industry. Tri Counties Bank operates 33 traditional branch locations and 12 in-store branch locations in 22 California counties. Tri Counties Bank offers financial services and provides a diversified line of products and services to consumers and businesses, which include demand, savings and time deposits, consumer finance, online banking, mortgage lending, and commercial banking throughout its market area. It operates a network of 58 ATMs and a 24-hour, seven days a week telephone customer service center. Brokerage services are provided at the Bank's offices by the Bank's association with Raymond James Financial, Inc. For further information please visit the Tri Counties Bank web-site at http://www.tricountiesbank.com.



                                      TRICO BANCSHARES - CONSOLIDATED FINANCIAL DATA
                                 (Unaudited. Dollars in thousands, except per share data)
                                                    Three months ended

                                              -----------------------------------------------------------------------------
                                               December 31,   September 30,     June 30,       March 31,     December 31,
                                                   2004            2004           2004            2004           2003
                                              -----------------------------------------------------------------------------
Statement of Income Data
      Interest income                                $ 22,441       $ 21,951        $ 20,628       $ 19,912       $ 20,354
      Interest expense                                  3,768          3,494           3,087          3,014          3,224
      Net interest income                              18,673         18,457          17,541         16,898         17,130
      Provision for loan losses                           300          1,300           1,300            650            800
      Noninterest income:
         Service charges and fees                       4,264          4,434           4,910          4,083          3,939
         Other income                                   1,472          1,927           2,032          1,672          1,814
      Total noninterest income                          5,736          6,361           6,942          5,755          5,753
      Noninterest expense:
         Salaries and benefits                          8,265          8,319           8,440          8,167          7,741
         Intangible amortization                          343            343             343            331            330
         Other expense                                  6,724          6,427           6,629          5,848          6,388
      Total noninterest expense                        15,332         15,089          15,412         14,346         14,459
      Income before taxes                               8,777          8,429           7,771          7,657          7,624
      Net income                                      $ 5,355        $ 5,203         $ 4,847        $ 4,777        $ 4,683
Share Data(1)
      Basic earnings per share                         $ 0.34         $ 0.33          $ 0.31         $ 0.31         $ 0.30
      Diluted earnings per share                         0.33           0.32            0.30           0.29           0.29
      Book value per common share                        8.79           8.64            8.20           8.28           8.17
      Tangible book value per common share             $ 7.45         $ 7.33          $ 6.87         $ 6.92         $ 6.79
      Shares outstanding                           15,723,317     15,697,817      15,639,897     15,635,522     15,668,248
      Weighted average shares                      15,712,605     15,672,300      15,639,556     15,616,540     15,693,494
      Weighted average diluted shares              16,396,447     16,247,422      16,215,160     16,212,845     16,296,892
Credit Quality
      Non-performing loans, net of
          government agency guarantees                $ 4,906        $ 4,931         $ 3,886        $ 5,265        $ 4,394
      Other real estate owned                               -              -             628            924            932
      Loans charged-off                                   580            687             177            188            859
      Loans recovered                                   $ 120           $ 74           $ 110           $ 62          $ 372
      Allowance for loan losses to total loans          1.37%          1.44%           1.44%          1.44%          1.40%
      Allowance for loan losses to NPLs                  327%           329%            400%           272%           313%
      Allowance for loan losses to NPAs                  327%           329%            344%           231%           259%
Selected Financial Ratios
      Return on average total assets                    1.35%          1.34%           1.29%          1.33%          1.29%
      Return on average equity                         15.44%         15.57%          14.97%         14.80%         14.71%
      Average yield on loans                            6.82%          6.87%           6.82%          6.90%          7.17%
      Average yield on earning assets                   6.33%          6.35%           6.18%          6.30%          6.41%
      Average rate on earning liabilities               1.35%          1.25%           1.14%          1.18%          1.26%
      Net interest margin (fully tax-equivalent)        5.28%          5.35%           5.27%          5.35%          5.41%
      Total risk based capital ratio                    11.9%          12.4%           12.4%          11.5%          11.6%
      Tier 1 Capital ratio                              10.7%          11.0%           10.9%          10.3%          10.4%


      (1) Share and per share data for all periods have been adjusted to reflect the 2-for-1 stock split announced March 11, 2004 payable on April 30, 2004 to shareholders of record on April 9, 2004.



                                      TRICO BANCSHARES - CONSOLIDATED FINANCIAL DATA
                                 (Unaudited. Dollars in thousands, except per share data)
                                                       Three months ended

                                                  -------------------------------------------------------------------------
                                                   December 31,  September 30,    June 30,      March 31,    December 31,
                                                       2004          2004           2004           2004          2003
                                                  -------------------------------------------------------------------------
Balance Sheet Data
      Cash and due from banks                           $ 70,037      $ 64,318       $ 65,512       $ 55,568      $ 80,603
      Fed funds sold                                           -             -              -              -           326
      Securities, available-for-sale                     292,974       292,966        309,163        312,657       316,436
      Loans
         Commercial loans                                140,332       151,998        146,262        131,759       142,252
         Consumer loans                                  410,198       384,560        357,901        334,221       319,029
         Real estate mortgage loans                      544,373       527,808        518,696        465,429       458,369
         Real estate construction loans                   78,064        62,057         55,605         62,656        61,591
      Total loans, gross                               1,172,967     1,126,423      1,078,464        994,065       981,241
      Allowance for loan losses                          (16,057)      (16,216)       (15,529)       (14,297)      (13,773)
      Premises and equipment                              19,853        20,118         18,996         19,288        19,521
      Cash value of life insurance                        40,479        40,196         39,844         39,412        38,980
      Intangible assets                                   20,927        20,589         20,931         21,274        21,604
      Other assets                                        24,794        25,103         27,792         22,476        23,817
      Total assets                                     1,625,974     1,573,497      1,545,173      1,450,443     1,468,755
      Deposits
         Noninterest bearing demand deposits             311,275       298,319        282,292        260,299       298,462
         Interest bearing demand deposits                230,763       224,619        224,552        222,986       220,875
         Savings deposits                                474,414       474,345        476,798        488,915       441,461
         Time certificates                               332,381       294,858        283,710        267,739       276,025
      Total deposits                                   1,348,833     1,292,141      1,267,352      1,239,939     1,236,823
      Fed funds purchased & repurchase agreements         46,400        57,300         66,000         16,300        39,500
      Other liabilities                                   23,219        19,971         19,397         21,194        20,966
      Other borrowings                                    28,152        27,159         22,866         22,877        22,887
      Junior subordinated debt                            41,238        41,238         41,238         20,619        20,619
      Total liabilities                                1,487,842     1,437,809      1,416,853      1,320,929     1,340,795
      Total shareholders' equity                         138,132       135,688        128,320        129,514       127,960
      Accumulated other
         comprehensive income (loss)                        (352)        1,155         (1,984)         2,426         1,814
      Average loans                                    1,142,483     1,098,442      1,029,425        970,793       951,669
      Average interest earning assets                  1,433,641     1,399,342      1,351,774      1,281,032     1,285,905
      Average total assets                             1,592,464     1,552,743      1,505,261      1,440,953     1,447,137
      Average deposits                                 1,343,273     1,275,599      1,252,472      1,231,704     1,216,223
      Average total equity                             $ 138,727     $ 133,628      $ 129,481      $ 129,133     $ 127,374
